Filed Pursuant to Rule 424(b)(5)

Registration No. 333-271567

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 13, 2023)

192,496 Shares of Common Stock

2,801,516 Pre-Funded Warrants to Purchase Shares of Common Stock

2,801,516 Shares of Common Stock Underlying the Pre-Funded Warrants

Cyngn Inc. (the “Company,” “Cyngn,” the “registrant,” “we,” “our” or “us”) is offering 192,496 shares of common stock, par value $0.00001, pursuant to this prospectus supplement and accompanying prospectus at a public offering price of $5.01 per share.

We are also offering the opportunity to purchase, if the purchaser so chooses and in lieu of shares of common stock, 2,801,516 pre-funded warrants (the “Pre-Funded Warrants”) to purchasers whose purchase of shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is $5.00999 (equal to the price per share minus $0.00001), and the exercise price of each Pre-Funded Warrant is $0.00001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Our common stock is listed on The Nasdaq Capital Market under the symbol “CYN.” The last reported sale price of our common stock on The Nasdaq Capital Market on June 26, 2025, was $13.60 per share. There is no established trading market for Pre-Funded Warrants, and we do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

We have engaged Aegis Capital Corp. to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below. We will bear all costs associated with the offering. See “Plan of Distribution” on page S-12 of this prospectus supplement for more information regarding these arrangements.

We have entered into a securities purchase agreement with the purchasers for the sale of all of the securities being offered hereunder. We will have one closing for all the securities purchased in this offering. The offering will terminate upon the completion of a single closing, which is expected to occur on or about June 27, 2025.

We intend to use the proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds.”

Investing in these securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 2 of the accompanying base prospectus, as well as the risk factors incorporated by reference into this prospectus supplement and accompanying base prospectus,  for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and we have elected to comply with certain reduced public company reporting requirements.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$5.01	$5.00999	$15,000,000
Placement agent fees(1)	$0.3507	$0.3506993	$1,050,000
Proceeds, before expenses, to us(2)	$4.6593	$4.6592907	$13,950,000

(1)	Represents a cash fee equal to 7% of the aggregate purchase price paid by investors in this offering. We have also agreed to reimburse the placement agent for the fees and disbursements of its legal counsel in an amount of $75,000. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement for a description of the compensation to be received by the placement agent.

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Pre-Funded Warrants.

The delivery to purchasers of securities in this offering is expected to be made on or about June 27, 2025, subject to satisfaction of certain customary closing conditions.

Sole Placement Agent

Aegis Capital Corp.

The date of this prospectus is June 26, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-271567) that we filed with the Securities and Exchange Commission, or SEC, on May 2, 2023, as amended on May 31, 2023, and that was declared effective by the SEC on June 13, 2023 using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated By Reference” in this prospectus supplement and in the accompanying prospectus, respectively.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference statistical data and estimates, including those relating to market size and competitive position of the markets in which we participate, that we obtained from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

CYNGN Inc. and its consolidated subsidiaries are referred to herein as “Cyngn,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise.

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of CYNGN Inc. and its subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information included elsewhere in or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein, and does not contain all the information that you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. You should read the entire prospectus supplement and the accompanying prospectus carefully, especially “Risk Factors” and the financial statements and related notes and other information incorporated by reference herein and therein, before deciding whether to participate in the offering described in this prospectus supplement and the accompanying prospectus.

Overview

We are an autonomous vehicle (“AV”) technology company that is focused on addressing industrial uses for autonomous vehicles. We believe that technological innovation is needed to enable adoption of autonomous industrial vehicles that will address the substantial industry challenges that exist today. These challenges include labor shortages, lagging technological advancements from incumbent vehicle manufacturers, and high upfront investment commitment.

Industrial sites are typically rigid environments with consistent standards as opposed to city streets that have more variable environmental and situational conditions and diverse regulations. These differences in operational design domains will be major factors that make proliferation of industrial AVs in private settings achievable with less time and resources than AVs on public roadways. Namely, safety and infrastructure challenges are cited as roadblocks that have delayed AVs from operating on public roadways at scale. Our focus on industrial AVs simplifies these challenges because industrial facilities (especially those belonging to a single end customer that operates similarly at different sites) share much more in common than different cities do. Furthermore, our end customers own their infrastructure and can make changes more easily than governments can on public roadways.

With these challenges in mind, we are developing an Enterprise Autonomy Suite (“EAS”) that leverages advanced in-vehicle autonomous driving technology and incorporates leading supporting technologies like data analytics, asset tracking, fleet management, cloud, and connectivity. EAS provides a differentiated solution that we believe will drive pervasive proliferation of industrial autonomy and create value for customers at every stage of their journey towards full automation and the adoption of Industry 4.0.

EAS is a suite of technologies and tools that we divide into three complementary categories:

1.	DriveMod, our modular industrial vehicle autonomous driving software;

2.	Cyngn Insight, our customer-facing tool suite for monitoring and managing AV fleets (including remotely operated vehicles) and generating/aggregating/analyzing data (including the IoT gateway device); and

3.	Cyngn Evolve, our internal tool suite and infrastructure that facilitates artificial intelligence (“AI”) and machine learning (“ML”) training to continuously enhance our algorithms and models and provides a simulation framework (both record/rerun and synthetic scenario creation) to ensure that data collected in the field can be applied to validating new releases.

Legacy automation providers manufacture specialized industrial vehicles with integrated robotics software for rigid tasks, limiting automation to narrow uses. Unlike these specialized vehicles, EAS can be compatible with the existing vehicle assets in addition to new vehicles that have been purposely built for autonomy by vehicle manufacturers. EAS is operationally expansive, vehicle agnostic, and compatible with indoor and outdoor environments. By offering flexible autonomous services, we aim to remove barriers to industry adoption.

We understand that scaling of autonomy solutions will require an ecosystem made up of different technologies and services that are enablers for AVs. Our approach is to forge strategic collaborations with complementary technology providers that accelerate AV development and deployment, provide access to new markets, and create new capabilities. Our focus on designing DriveMod to be modular will combine with our experience deploying AV technology on diverse industrial vehicle form factors, which will be difficult for competitors to replicate.

We expect our technology to generate revenue through two main methods: deployment and EAS subscriptions. Deploying our EAS requires us and our integration partners to work with a new client to map the facility, gather data, and install our AV technology within their fleet and site. We anticipate that new deployments will yield project-based revenues based on the scope of the deployment. After deployment, we expect to generate revenues by offering EAS through a Software as a Service (“SaaS”) model, which can be considered the AV software component of Robotics as a Service (“RaaS”).

RaaS is a subscription model that allows customers to use robots/vehicles without purchasing the hardware assets upfront. We will seek to achieve sustained revenue growth largely from ongoing SaaS-style EAS subscriptions that enable companies to tap into our ever-expanding suite of AV and AI capabilities as organizations transition into full industrial autonomy.

Although both the components and the combined solutions of EAS are still under development, we have EAS licenses with paying customers and have piloted EAS for paid customer trial and pilot deployments. We expect EAS to continually be developed and enhanced according to evolving customer needs, which will take place concurrently while other completed features of EAS are commercialized. We expect annual R&D expenditures in the foreseeable future to exceed that of 2024. We also had limited paid deployments in 2024 that offset some of the ongoing R&D costs of continually developing EAS. We target scaled deployments to begin in 2025.

Our go-to-market strategy is to acquire new customers that use industrial vehicles in their mission-critical and daily operations by (a) leveraging the relationships and existing customers of our network of strategic partners, (b) bringing AV capabilities to industrial vehicles as a software service provider, and (c) executing a robust in-house sales and marketing effort to nurture a pipeline of industrial organizations. Our focus is on acquiring new customers who are either looking (a) to embed our technology into their vehicle product roadmaps or (b) to apply autonomy to existing fleets with our vehicle retrofits. In turn, our customers are any organizations that could utilize our EAS solution, including original equipment manufacturers (“OEMs”) that supply industrial vehicles, end customers that operate their own industrial vehicles, or service providers that operate industrial vehicles for end customers.

As OEMs and leading industrial vehicle users seek to increase productivity, reinforce safer working environments, and scale their operations, we believe we are uniquely positioned to deliver a dynamic autonomy solution via our EAS to a wide variety of industrial uses. Our long-term vision is for EAS to become a universal autonomous driving solution with minimal marginal cost for companies to adopt new vehicles and expand their autonomous fleets across new deployments. We have already deployed DriveMod software on more than 10 different vehicle form factors that range from stockchasers and forklifts to 14-seat shuttles and 5-meter-long cargo vehicles demonstrating the extensibility of our AV building blocks.

Our strategy upon establishing a customer relationship with an OEM is to seek to embed our technology into their vehicle roadmap and expand our services to their many clients. Once we solidify an initial AV deployment with a customer, we intend to seek to expand within the site to additional vehicle platforms and/or expand the use of similar vehicles to other sites operated by the customer. This “land and expand” strategy can repeat iteratively across new vehicles and sites and is at the heart of why we believe industrial AVs that operate in geo-fenced, constrained environments are poised to create value.

Recent Developments

Departure of Officer and Appointment of Officers

On May 6, 2025, the Company’s Board of Directors appointed Natalie Russell to serve as Interim Chief Financial Officer. Mrs. Russell was appointed to replace Donald Alvarez who on May 5, 2025, tendered his resignation as Chief Financial Officer and Director of the Company. Mr. Alvarez’ resignation and Mrs. Russell’s appointment took effect on June 6, 2025.

Mrs. Russell, age 29, joined the Company in March 2023 as Director of Accounting. Prior to joining the Company, Mrs. Russell was a Technical Accounting Manager at SOAProjects, Inc., from December 2022 to March 2023, where she specialized in technical accounting research and financial reporting for clients in the technology and life sciences industries. Mrs. Russell began her career in the audit and assurance practice of Ernst & Young from September 2017 to December 2022. Mrs. Russell is a Certified Public Accountant in the state of California. She holds a Bachelor of Science in Business Administration from the University of Dayton.

Also on May 6, 2025, the Company’s Board, named Martin Petraitis, Vice President of Sales, as a named executive officer. Mr. Petraitis, age 70, has served as the Company’s Vice President of Sales since November 2024. Mr. Petraitis brings over two decades of leadership experience in scaling revenue within technology-driven sectors, including automation, SaaS, and manufacturing systems. Prior to joining the Company, Mr. Petraitis led sales at Heartland Automation from 2020 to 2024, where he successfully pivoted the company from product-based offerings to high-value, solutions-focused services in the autonomous mobile robotics sector. His leadership in prior roles includes executive positions at Clearpath Robotics/OTTO Motors, from 2016 to 2020, Segue Manufacturing Services, from 2012 to 2016 and Brooks Automation from 1998 to 2006, where he scaled revenue to over $210M by championing strategic accounts and consultative sales methods. Mr. Petraitis holds an MSME and a BSME in mechanical engineering from the University of Colorado Boulder.

Amendment to Employment Agreement

On March 6, 2025, the Company entered into a letter agreement with Lior Tal, its CEO (the “Letter Agreement”), amending his employment agreement dated January 1, 2022 (the “Employment Agreement”). Pursuant to the Letter Agreement, Mr. Tal’s Employment Agreement was amended to provide for (i) a modification of his annual base salary to $640,000 effective January 1, 2025, (ii) a modification of his annual bonus to be eligible to earn an annual performance bonus in the target amount of up to $640,000 (the “Annual Bonus”), (iii) Mr. Tal shall be eligible to earn a special bonus for performance for 2025 of up to $1,000,000 (“2025 Special Bonus”), payable in January 2026, and (iv) Mr. Tal shall be eligible to earn a time-based 2025-2026 special bonus of up to $1,600,000 (the “2025-2026 Special Bonus”), payable in eight (8) quarterly installments of $200,000, with the first installment to be paid following Q1 2025, subject to such terms included in the Letter Agreement. Unless otherwise agreed in writing by the parties in a mutually executed amendment to the Employment Agreement, no special bonuses shall be paid after 2026, and the non-payment of any special bonus after 2026 shall not constitute “Good Reason” within the meaning of the Employment Agreement. Neither the 2025 Special Bonus nor the 2025-2026 Special Bonus shall be included in the Severance or the CIC Severance as such terms are defined in the Employment Agreement.

Series B Warrants Exercises

As of February 28, 2025, all the Series B warrants, in connection with the securities purchase agreement in December 2024, were exercised for a total of 232,919,252 shares.

Nasdaq Compliance

On February 6, 2025, the Company received a notification letter from The Nasdaq Stock Market LLC advising that, for 30 consecutive business days preceding the notification letter, the Company did not meet the minimum $1.00 per share bid price requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Marketplace Listing Rule 5550(a)(2). Normally, a company would be afforded a 180-calendar day period to demonstrate compliance with the Minimum Bid Price Requirement. However, pursuant to Listing Rule 5810(c)(3)(A)(iv) the Company is not eligible for any compliance period specified in Rule 5810(c)(3)(A) because the Company has effected a reverse stock split over the prior one-year period or has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one. Accordingly, the Company’s securities are subject to delisting from Nasdaq unless the Company requests an appeal of this determination by February 13, 2025. The Company timely requested an appeal of the determination, and a hearing is scheduled for March 18, 2025. On February 18, 2025, the Company effected a reverse stock split of its common stock and the Company’s common stock has traded above $1.00 since the effectuation of the reverse stock split. On March 12, 2025, the Company received a letter from The Nasdaq Stock Market LLC stating that the Company had regained compliance with the minimum bid price requirement of $1.00 per share for continued listing on the Nasdaq Stock Market, as set forth in Nasdaq Listing Rule 5550(a)(2). The Company will be subject to a mandatory panel monitor for a period of one year from March 12, 2025. If, within that one-year monitoring period, the Nasdaq Listing Qualifications staff (the “Staff”) finds the Company is again out of compliance with the minimum bid price requirement, notwithstanding Nasdaq Listing Rule 5810(c)(2), then the Staff will issue a delist determination letter and the Company will have an opportunity to request a new hearing with the initial Nasdaq hearing panel (the “Panel”) or a newly convened hearing panel if the initial Panel is unavailable.

Reverse Stock Split

On January 30, 2025, the Company’s stockholders voted to authorize the Company’s Board of Directors to effect a reverse stock split of the outstanding shares of common stock within a range of 1-for-5 to 1-for-150. On January 30, 2025, the Company’s Board of Directors determined to effect the reverse stock split of the common stock at a 1-for-150 ratio, which reverse split became effective in the market on February 18, 2025. Accordingly, all share and per share data included in the condensed consolidated financial statements and applicable disclosures have been adjusted retroactively to reflect the impact of the reverse stock split.

The Company’s primary reason for effecting the reverse stock split was to increase the per share price of our common stock to meet Nasdaq’s minimum bid price requirement for continued listing on Nasdaq.

Our Corporate Information

The Company was originally incorporated in the State of Delaware on February 1, 2013, under the name Cyanogen, Inc. or Cyanogen. The Company started as a venture funded company with offices in Seattle and Palo Alto, aimed at commercializing CyanogenMod, direct to consumer and through collaborations with mobile phone manufacturers. CyanogenMod was an open-source operating system for mobile devices, based on the Android mobile platform. Cyanogen released multiple versions of its mobile operating system and collaborated with an ecosystem of companies including mobile phone OEMs, content providers and leading technology partners from 2013 to 2015.

In 2016 the Company’s management and board of directors, determined to pivot its product focus and commercial direction from the mobile device and telecom space to industrial and commercial autonomous driving with the hiring of Lior Tal in June 2016 to serve as the company’s chief operating officer. Mr. Tal, a seasoned executive of startup firms where prior to joining the company, co-founded Snaptu which later was acquired by Facebook (currently known as Meta Platforms, Inc.), as well as held various leadership roles at Actimize, DiskSites and Odigo; all of these companies which were also later acquired. Mr. Tal was promoted to chief executive officer in October 2016 and continues to serve in this role along with chairman of the board. In May 2017, the Company changed its name to CYNGN Inc.

Available Information

Our principal business address is 1344 Terra Bella Avenue, Mountain View, CA 94043, and our telephone number is (650) 924-5905. We maintain our corporate website at https://cyngn.com (this website address is not intended to function as a hyperlink and the information contained on our website is not intended to be a part of this prospectus). Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision. We make available free of charge on https://investors.cyngn.com/ our annual, quarterly, and current reports, and amendments to those reports if any, as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC. We may from time to time provide important disclosures to investors by posting them in the Investor Relations section of our website.

Our common stock is quoted on the Nasdaq under the symbol “CYN”. We file annual, quarterly, and current reports, proxy statements and other information with the U.S. Securities Exchange Commission (the “SEC”) and are subject to the requirements of the Securities and Exchange Act of 1934, as amended (the Exchange Act). These filings are available to the public on the Internet at the SEC’s website at http://www.sec.gov.

THE OFFERING

Common stock offered by us	192,496 shares of common stock.

Pre-Funded Warrants offered by us	We are also offering the opportunity to purchase, if the purchaser so chooses and in lieu of shares of common stock, 2,801,516 Pre-Funded Warrants to purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is $5.00999 (equal to the price per share being sold to the public in this offering, minus $0.00001), and the exercise price of each Pre-Funded Warrant is $0.00001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any Pre-Funded Warrants sold in this offering.

Common stock outstanding prior to the offering(1)	1,751,921 shares.

Common stock to be outstanding after the offering	4,745,933 shares (including the shares issuable upon full exercise of the Pre-Funded Warrants).

Use of Proceeds	We intend to use the net proceeds to us from this offering for working capital and other general corporate purposes. See “Use of Proceeds” beginning on page S-9.

Listing	Our common stock is listed on The Nasdaq Capital Market under the symbol “CYN”. There is no established public trading market for the Pre-Funded Warrants, and we do not intend to list these securities on any national securities exchange or trading system.

Public Offering Price	$5.01 per share

Risk Factors	Investing in our common stock involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-7 of this prospectus supplement and page 2 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our common stock.

Lock-Up Agreements	Our officers and directors and shareholders holding at least ten percent (10%) of our outstanding common stock have agreed, for a period of 60 days after the closing of the offering, subject to certain exceptions, not to offer, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock without the prior written consent of the placement agent.

The number of shares of our common stock that are and will be outstanding immediately before and after this offering as shown above is based on 1,751,921 shares outstanding as of June 26, 2025. The number of shares outstanding as of June 26, 2025, as used throughout this prospectus supplement, unless otherwise indicated, excludes, as of that date:

●	1,048 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $14,722 per share;

●	55,574 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan; and

●	518,033 shares of common stock issuable upon exercise of warrants to purchase common stock with a weighted-average exercise price of $164.61 per share.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risks and all of the other information contained in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference before deciding whether to invest in our securities, including the risks and uncertainties described below and under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q. Our business, financial condition, results of operations and future prospects may be adversely affected as a result of such risks. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to this Offering and the Ownership of Our Securities

Our management will have broad discretion over the use of the net proceeds from this offering.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. As of the date of this prospectus supplement, we intend to use the net proceeds of this offering for general corporate purposes, including working capital. While management intends to use the net proceeds in a manner that furthers our business objectives and maximizes the value for our investors, investors will have limited visibility into the specific uses of the net proceeds. This wide-ranging discretion allows management to allocate funds to areas that investors might not deem a priority or in their best interest. Consequently, the success of the investment is substantially dependent on the judgment of our management with regard to the application of the net proceeds. Investors should be aware that the broad discretion in the use of proceeds increases the risk of their investment, as it may reduce the ability to assess the viability and potential return of the investment. See “Use of Proceeds.”

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect markets to develop for these securities.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect markets to develop for these securities. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

The Pre-Funded Warrants are speculative in nature.

Except as otherwise set forth in the Pre-Funded Warrants, the Pre-Funded Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of our common stock at a fixed price. Specifically, holders of the Pre-Funded Warrants may exercise their right to acquire the common stock and pay an exercise price of $0.00001 per share, subject to adjustment, from time to time, until all of the Pre-Funded Warrants have been exercised.

Since the Pre-Funded Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Pre-Funded Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Pre-Funded Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Pre-Funded Warrants or may receive an amount less than they would be entitled to if they had exercised their Pre-Funded Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of the securities.

Although our common stock is traded on The Nasdaq Capital Market, the volume of trading has historically been limited. Our average daily trading volume of our shares from January 1, 2025 to March 31, 2025 was approximately 661,027 shares. Thinly traded stocks can be more volatile than stock trading in a more active public market. We cannot predict whether and to what the extent to which an active public market for our common stock will develop or be sustained. Therefore, a holder of our common stock who wishes to sell his or her shares may not be able to do so immediately or at an acceptable price.

In addition, our common stock has experienced, and is likely to experience, significant price and volume fluctuations in the future, which could adversely affect the market prices of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the market prices of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

An investment in our securities is speculative, and there can be no assurance of any return on any such investment.

Investors are cautioned that an investment in the securities offered hereby is highly speculative and involves a significant degree of risk. The success of our business and the ability to achieve our business goals and objectives, as outlined in this prospectus, are subject to numerous uncertainties, contingencies and risks. As such, there is no assurance that investors will realize a return on their investment or that they will not lose their entire investment. Potential investors should carefully consider whether such a speculative investment is suitable for their financial situation and investment objectives before purchasing securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference that are not historical facts should be considered “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the forward-looking statements can be identified by the use words such as “believe,” “expect,” “may,” “estimates,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. These statements may be made directly in this prospectus supplement and the accompanying prospectus and they may also be incorporated by reference in this prospectus supplement and accompanying prospectus from other documents filed with the SEC, and include, but are not limited to, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $12.7 million after deducting placement agent fees and other estimated offering expenses payable by us for this offering.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes.

Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the net proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes. Pending these uses, we intend to invest the net proceeds of this offering in a money market or other interest-bearing account.

DIVIDEND POLICY

We have not declared any cash dividends since inception. While our board of directors in September 2023, declared a one-time special stock dividend of 10% on our issued and outstanding shares of our common stock, we currently do not anticipate paying any dividends in the foreseeable future. We anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of our board of directors and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits, and other factors our board of directors might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

DESCRIPTION OF SECURITIES OFFERED

We are offering 192,496 shares of our common stock and Pre-Funded Warrants to purchase 2,801,516 shares of our common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants offered hereby.

General

Our authorized capital stock consists of 400,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of preferred stock, $0.00001 par value per share.

As of the date of this prospectus supplement, there were 1,751,921 shares of our common stock issued and outstanding held by approximately 55 holders of record, and no shares of our preferred stock issued and outstanding.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described in the section entitled “Description of Capital Stock” beginning on page 4 of the accompanying prospectus.

Pre-Funded Warrants Offered in this Offering

 The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the pre-funded warrants.

Pre-Funded Warrant will be issued in certificated form only.

Duration and exercise price

Each Pre-Funded Warrant offered hereby has an initial exercise price per share equal to $0.00001. The Warrants are immediately exercisable and have an indefinite term. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Pre-Funded Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrant to the extent that the holder would own more than 9.99% (or, at the election of the purchaser, 4.99%) of the outstanding shares of common stock immediately after exercise, except that upon prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless exercise

The Pre-Funded Warrants may be exercised, in whole or in part, by means of cashless exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental transactions

In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, upon any subsequent exercise of a Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Pre-Funded Warrant is exercisable immediately prior to such event.

Transferability

Subject to applicable laws, a Pre-Funded Warrant or the rights thereunder may be transferred or assigned, in whole or in part. The ownership of the Pre-Funded Warrants and any transfers of the Pre-Funded Warrants will be registered in a warrant register maintained by the warrant agent. We will initially act as warrant agent.

Exchange listing

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

PLAN OF DISTRIBUTION

Aegis Capital Corp., or Aegis, has agreed to act as our sole placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement, dated June 26, 2025 between Aegis and us. Aegis is not purchasing or selling any securities offered by this prospectus supplement, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of the securities offered. The placement agent has agreed to use reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we may not sell the entire amount of the securities offered pursuant to this prospectus supplement. The placement agent may engage one or more sub-agents or selected dealers in connection with this offering.

In connection with the offering, we entered into a securities purchase agreement with each purchaser. This agreement includes representations and warranties by us and each purchaser. The public offering price of the securities in this offering has been determined based upon arm’s-length negotiations between the purchasers and us. Our obligation to issue and sell the securities to the investors is subject to the closing conditions set forth in the securities purchase agreement, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel, which may be waived by the respective parties. All of the securities will be sold at the offering price specified in this prospectus supplement and, we expect, at a single closing.

The securities being offered pursuant to this prospectus supplement and the accompanying prospectus are being bought by certain accredited investors pursuant to the securities purchase agreement, with Aegis Capital Corp. acting as placement agent in connection with this offering.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to seven percent (7.0%) of the gross proceeds in this. We have also agreed to reimburse the Placement Agent for reasonable legal fees and disbursements incurred by the placement agent not to exceed an aggregate of $75,000. We estimate that the total expenses payable by us in connection with this offering, other than the placement agent fees referred to above, will be approximately $162,297.

The Company is also obligated to pay to a former placement agent under the tail provisions of the engagement letter, a cash fee of $1,050,000 and warrants to purchase 209,581 shares of the Company’s common, which warrants will have a term of five years and exercisable at a price of $6.26.

Discretionary Accounts

Aegis has informed us that it does not expect to make sales to accounts over which it exercises discretionary authority in excess of five percent (5%) of the securities being offered in this offering.

Indemnification

We have agreed to indemnify Aegis, its affiliates, and each person controlling Aegis against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers, directors, employees and holders of at least 10% of our Company’s Common Stock and securities exercisable for or convertible into its Common Stock outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock (“Lock-Up Securities”), whether currently owned or subsequently acquired, without the prior written consent of the placement agent, for a period of sixty (60) days after the closing date of the offering. See “Shares Eligible for Future Sale – Lock-Up Agreements.”

The placement agent, in its sole discretion, may release the Common Stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release Common Stock and other securities from lock-up agreements, the placement agent will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of Common Stock and other securities for which the release is being requested and market conditions at the time.

Company Standstill

We have agreed, for a period of sixty (60) days after the closing date of the offering (the “Standstill Period”), that without the prior written consent of Aegis, we will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill Restrictions”). So long as none of such equity securities shall be saleable in the public market until the expiration of the Standstill Period, the following matters shall not be prohibited by the Standstill Restrictions: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; and (ii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of our Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a person or entity (or to the equityholders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of our Company and shall provide to our Company additional benefits in addition to the investment of funds, but shall not include a transaction in which our Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. In no event should any equity transaction during the Standstill Period result in the sale of equity at an offering price to the public less than that of this offering.

Other Relationships

The placement agent is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The placement agent may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

In the ordinary course of its business activities, the placement agent and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligation or otherwise) publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of Common Stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

Potential Conflicts of Interest

The placement agent and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own accounts and for the accounts of its customers and such investment and securities activities may involve securities and/or instruments of our Company. The placement agent and is affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

Trading Market

Our Common Stock Common Stock is listed on the Nasdaq Capital Market under the symbol “CYN.” We do not intend to apply for listing of the Pre-funded Warrants on any securities exchange or other nationally recognized trading system.

EXPERTS

The consolidated balance sheets of the Company as of December 31, 2024 and 2023, the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2024 and the related notes, incorporated by reference into this prospectus supplement, have been audited by Marcum LLP, the independent registered public accounting firm of the Company, as stated in their report thereon, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus supplement and accompanying prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York. The placement agent is being represented by Kaufman & Canoles, P.C., Richmond, VA, in connection with this offering.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed below in “Where You Can Find More Information.”

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 6, 2025.

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025.

●	Our Current Report on Form 8-K filed on June 6, 2025.

●	The description of our common stock contained in our Registration Statement on Form 8-A, registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on October 19, 2021.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus supplement and the accompanying prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Cyngn Inc., Attention: Corporate Secretary, 1344 Terra Bella Avenue, Mountain View, CA 94043 , phone number (650) 924-5905.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and our securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is http://www.sec.gov.

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website. We also maintain a website at http://www.shiftpixy.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 1344 Terra Bella Avenue, Mountain View, CA 94043, phone number (650) 924-5905.

PROSPECTUS

CYNGN INC.

$50,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

RIGHTS

UNITS

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, rights, or a combination of these securities, or units, for an aggregate initial offering price of up to $50,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “CYN”. On May 30, 2023, the last reported sale price of our common stock was $1.04.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $26,316,196 based on 33,723,669 shares of outstanding common stock, of which 15,059,700 shares are held by affiliates, and a per share price of $1.41, which was the closing sale price of our common stock as quoted on the Nasdaq Capital Market on April 18, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 2, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 13, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time that we offer and sell securities under this prospectus, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Cyngn,” or the “Company” refer to CYNGN Inc. and its consolidated subsidiaries.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. These forward-looking statements involve risks and uncertainties, including statements regarding our capital needs, business strategy and expectations. Any statements that are not of historical fact may be deemed to be forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue”, the negative of the terms or other comparable terminology. Actual events or results may differ materially from the anticipated results or other expectations expressed in the forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors” and in our Annual Report on Form 10-K filed with the SEC on March 17, 2023 and in our Quarterly Report on Form 10-Q filed with the SEC on May 11, 2023, as well as those described in the other documents we file with the SEC. These factors may cause our actual results to differ materially from any forward-looking statements. We disclaim any obligation to publicly update these statements, or disclose any difference between actual results and those reflected in these statements, except as may be required under applicable law.

Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We do not undertake and specifically decline any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

iii

ABOUT CYNGN INC.

Overview

We are an autonomous vehicle (“AV”) technology company that is focused on addressing industrial uses for autonomous vehicles. We believe that technological innovation is needed to enable adoption of autonomous industrial vehicles that will address the substantial industry challenges that exist today. These challenges include labor shortages, lagging technological advancements from incumbent vehicle manufacturers, and high upfront investment commitment.

According to the “Trends in Supporting and Scaling Modern Automation” report by Ricoh & ABI Research Report, historically, less than 1% of industrial vehicle equipment shipped by top manufacturers has been automated. Despite these low penetration rates, the benefits of industrial vehicle automation can produce operational efficiency gains of upwards of 50%, according to the “Industry 4.0: Reimagining manufacturing operations after COVID 19” article by McKinsey & Company. As automation proliferates, these industries will gradually shift to service-based models that will decrease upfront capital expenditures and create new revenue streams while unlocking new value in the supply chain. Our Autonomous Vehicle (“AV”) technology is uniquely positioned to capitalize upon these changes by offering a universal autonomy solution that can deliver self-driving capabilities and data insights to nearly every industrial vehicle on the market.

We integrate our full-stack autonomous driving software, DriveMod, onto vehicles manufactured by Original Equipment Manufacturers (“OEM”) either via retrofit of existing vehicles or by integration directly into vehicle assembly. We design the Enterprise Autonomy Suite (“EAS”) to be compatible with sensors and components from leading hardware technology providers and integrate our proprietary AV software to produce differentiated autonomous vehicles.

Autonomous driving has common technological building blocks that remain similar across vehicles and applications. By tapping into these building blocks, DriveMod is designed to deliver autonomy to new vehicles via streamlined hardware/software integration. This vehicle-agnostic approach enables DriveMod to expand to new vehicles and novel operational design domains (“ODD”). In short, almost every industrial vehicle, regardless of use case, can move autonomously using our technology.

Our approach accomplishes several primary value propositions:

1.	Brings autonomous capabilities to vehicles built by proven manufacturers that are already trusted by customers.

2.	Generates continual customer value by leveraging the synergistic relationship of autonomous vehicles and data.

3.	Creates consistent autonomous vehicle operation and interfaces for diverse fleets.

4.	Complements the core competencies of existing industry players by introducing leading-edge technologies like Artificial Intelligence (“AI”) and Machine Learning (“ML”), cloud/connectivity, sensor fusion, high-definition mapping, and real-time dynamic path planning & decision making.

We believe our market positioning as a technology partner to vehicle manufacturers creates a synergy with incumbent suppliers that already have established sales, distribution, and service/maintenance channels. By focusing on industrial use cases and partnering with the incumbent OEMs in these spaces, we believe we can source and execute revenue-generating opportunities more quickly.

Our long-term vision is for EAS to become a universal autonomous driving solution with minimal marginal cost for companies to adopt new vehicles and expand their autonomous fleets across new deployments. We have already deployed DriveMod software on more than ten different vehicle form factors that range from stockchasers and stand-on floor scrubbers to 14-seat shuttles and electric forklifts as part of prototypes and proof of concept projects, demonstrating the extensibility of our AV building blocks.

Our Corporate Information

The Company was originally incorporated in the State of Delaware on February 1, 2013, under the name Cyanogen, Inc. or Cyanogen. The Company started as a venture funded company with offices in Seattle and Palo Alto, aimed at commercializing CyanogenMod, direct to consumer and through collaborations with mobile phone manufacturers. CyanogenMod was an open-source operating system for mobile devices, based on the Android mobile platform.

Between 2013 and 2015, Cyanogen released multiple versions of its mobile operating system, and collaborated with an ecosystem of companies including mobile phone OEMs, content providers and leading technology partners.

In 2016 the Company’s management and board of directors, determined to pivot its product focus and commercial direction from the mobile device and telecom space to industrial and commercial autonomous driving. In May 2017, the Company changed its name to CYNGN Inc.

Our principal executive offices are located at 1015 O’Brien Dr., Menlo Park, CA 94025, and our telephone number is (650) 924-5905. We maintain our corporate website at www.cyngn.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including working capital.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 100,000,000 shares of common stock, par value of $0.00001 per share.

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is currently listed on the NASDAQ Capital Market under the symbol “CYN.”

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.00001 per share, from time to time, in one or more series. We do not have any outstanding shares of preferred stock.

Our certificate of incorporation authorizes our board of directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the board of directors for each class or series of stock. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, or any securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change-in-control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the rights;

●	the date of determining the stockholders entitled to the rights distribution;

●	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	the date, if any, on and after which the rights will be separately transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the Nasdaq Capital Market or other market on which are shares may then trade at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of the Company as of December 31, 2022 and 2021, the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2022 and the related notes, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.cyngn.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 17, 2023;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 11, 2023;

●	our Current Report on Form 8-K filed with the SEC on March 29, 2023; and

●	the description of our common stock contained in our Registration Statement on Form 8-A registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on October 19, 2021.

192,496 Shares of Common Stock

2,801,516 Pre-Funded Warrants to Purchase Shares of Common Stock

2,801,516 Shares of Common Stock Underlying the Pre-Funded Warrants

Cyngn Inc.

PROSPECTUS SUPPLEMENT

Aegis Capital Corp.

June 26, 2025